Exhibit 32.1

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-Q of Media Mechanics, Inc. for the period ended July 31, 2012, I, Matthew Zipchen, Chief Executive Officer of Media Mechanics, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the period ended July 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended July 31, 2012, fairly represents in all material respects, the financial condition and results of operations of Media Mechanics, Inc.

MEDIA MECHANICS, INC.

Date: September 19, 2012	By:	/s/ Matthew Zipchen
Matthew Zipchen, President
Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) and Director